      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997
                                                       REGISTRATION NO. _______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------


                         DYNAMIC MATERIALS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                              --------------------

               COLORADO                                84-0608431
      (State of Incorporation)            (I.R.S. Employer Identification No.)


                              --------------------

                             551 ASPEN RIDGE DRIVE
                           LAFAYETTE, COLORADO  80026

                              --------------------

                    (Address of Principal Executive Offices)

                        1992 INCENTIVE STOCK OPTION PLAN

                              --------------------
                            (Full Title of the Plan)

                                RICHARD A. SANTA
             VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                         DYNAMIC MATERIALS CORPORATION
                             551 ASPEN RIDGE DRIVE
                           LAFAYETTE, COLORADO  80026
                                 (303) 665-5700

                              --------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:
                             CARRIE L. SCHIFF, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                         BOULDER, COLORADO  80302-6737
                                 (303) 546-4000

                              --------------------

                        CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
           TO BE REGISTERED         REGISTERED             SHARE (1)              PRICE (1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
         Stock  Options  and
         Common  Stock  (par
         value $.05)                  250,000               $8.0725             $2,018,125.00            $611.55
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon (i) the weighted average of the exercise prices (ranging from $7.875 to $9.625) of 127,750 options outstanding under the 1992 Incentive Stock Option Plan, and (ii) $8.0625, the average of the high and low prices of the Registrant's Common Stock on May 15, 1997, as reported on The Nasdaq Stock Market (National Market). The following chart illustrates our calculation of the registration fee:

======================================================================================================================
               TYPE OF SHARES             NUMBER OF SHARES        OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------
         Shares issuable pursuant
         to options outstanding
         under the 1992 Incentive             127,750                      $8.082                  $1,032,475.50
         Stock Option Plan
----------------------------------------------------------------------------------------------------------------------
         Shares issuable upon
         exercise of options
         available for grant                  122,250                     $8.0625                   $985,640.63
         under the 1992 Incentive
         Stock Option Plan
======================================================================================================================

================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by Dynamic Materials Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a)     The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10, Form 10-SB or Form 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report, prospectus or registration statement referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

         Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Article 109 of the Colorado Business Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act.

         The Registrant's Articles of Incorporation provide for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. This provision does not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Colorado law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for shareholder distributions that are unlawful under Colorado law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into indemnification agreements with each of its directors and officers under which the Registrant has indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being a director or officer of the Registrant, and the Registrant maintains directors' and officers' liability insurance.


                      EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.




                                      1.

                                    EXHIBITS

EXHIBIT
NUMBER

 4.1 Articles of Incorporation of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-36059)).

 4.2 Bylaws of the Company, as amended (incorporated by reference from the Company's Registration Statement on Form S-1 (Registration No. 33-36059)).

 4.3 Form of certificate representing shares of Common Stock of the Company (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1990).

 5.1           Opinion of Cooley Godward LLP.

 23.1          Consent of Arthur Andersen LLP.

 23.2          Consent of Cooley Godward LLP (included in Exhibit 5.1).

 24            Power of Attorney (included on page II-1).

 99.1 1992 Incentive Stock Option Plan of the Company (incorporated by reference from the Company's Registration Statement on Form S-8 (Registration No. 33-84220)).






                                      2.

                                  UNDERTAKINGS
         1.      The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by Section
10(a)(3) of the Act;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                     3.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Colorado, on the 16th day of May, 1997.


                                  DYNAMIC MATERIALS CORPORATION




                                  By:  /s/ Paul Lange
                                     -------------------------------------
                                     Paul Lange
                                     President and Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Lange and Richard A. Santa, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                    TITLE                               DATE
      /s/ PAUL LANGE              President, Chief Executive Officer and                   May 16, 1997
---------------------------       Director (Principal Executive Officer)
       Paul Lange
   /s/ RICHARD A. SANTA           Vice President of Finance, Chief Financial               May 16, 1997
---------------------------       Officer and Secretary (Principal Financial
    Richard A. Santa              and Accounting Officer)

     /s/ DEAN K. ALLEN            Director                                                 May 16, 1997
---------------------------
      Dean K. Allen
   /s/ DAVID E. BARTLETT          Director                                                 May 16, 1997
---------------------------
    David E. Bartlett
   /s/ EDWARD A. KEIBLE           Director                                                 May 16, 1997
---------------------------
    Edward A. Keible
/s/ GEORGE W. MORGENTHALER        Director                                                 May 16, 1997
---------------------------
 George W. Morgenthaler

                                 EXHIBIT INDEX

                 EXHIBIT                                            DESCRIPTION
                 NUMBER
                 4.1           Articles of Incorporation of  the Company, as amended (incorporated by reference  from the Company's Registration Statement on Form S-1 (Registration No. 33-36059)).
                 4.2           Bylaws of  the  Company,  as amended  (incorporated by  reference  from the  Company's
                               Registration Statement on Form S-1 (Registration No. 33-36059)).
                 4.3           Form of certificate representing shares of Common  Stock of the Company  (incorporated by reference from the Company's  Annual Report on Form 10-K for the fiscal  year ended
                               October 31, 1990).
                 5.1           Opinion of Cooley Godward LLP.
                 23.1          Consent of Arthur Andersen LLP.
                 23.2          Consent of Cooley Godward LLP (included in Exhibit 5.1).
                 24            Power of Attorney (included on page II-1).
                 99.1          1992 Incentive Stock  Option Plan of the Company  (incorporated by reference  from the
                               Company's Registration Statement on Form S-8 (Registration No. 33-84220)).